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EXHIBIT 99.1

               METASOLV TO RELEASE FOURTH QUARTER AND YEAR-END 2001
                                FINANCIAL RESULTS

               PLANO, TEXAS - January 30, 2002 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in management solutions for next-generation and traditional communications networks and services, today announced it will release financial results for its fourth quarter and year ended 2001 after the close of the market on February 13, 2002.

               Following the release of the results, MetaSolv will host a conference call at 5:00 p.m. ET. CEO Jim Janicki and CFO Glenn Etherington will comment on the financial results, as well as the company's overall strategy and financial outlook.

               The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available online at www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com. The call is scheduled to begin at 5:00 p.m. Eastern time on February 13, 2002. The online replay will be available shortly after the call and continue for 30 days.

               A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, February 13 through February 18. The dial-in replay number is 719-457-0820, and the confirmation number is 498987.

               About MetaSolv
               MetaSolv, Inc. (Nasdaq:MSLV), through its wholly owned subsidiary, MetaSolv Software, Inc., is a leading global provider of solutions that help communications providers and businesses manage their next-generation networks and services. The MetaSolv Solution(TM) integrates and automates key communications management processes from network planning and engineering to operations and customer care. With the MetaSolv Solution, communications providers and businesses can reduce costs through more efficient management of network resources, and more quickly deploy communications resources as business needs change. MetaSolv is headquartered in Plano, Texas and has regional offices in Atlanta, Chicago, Denver, McLean, VA, London, Nice, France, Rio de Janeiro, and Montreal. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at (800) 747-0791.

               MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

     Contact:
     Glenn A. Etherington, Chief Financial Officer
     (972) 403-8300
     getherington@metasolv.com
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